Exhibit 99.2

Nuance Closes Acquisition of Transcend

BURLINGTON, Mass., April 27, 2012 – Nuance Communications, Inc. (NASDAQ: NUAN) today announced that the company has closed the acquisition of Transcend Services, Inc. (NASDAQ: TRCR), a leading provider of medical transcription and speech editing services.

The combination of Nuance and Transcend will significantly improve the way patient data is captured, processed and used across the small- to mid-size hospital market, which comprises approximately 90 percent of hospitals in the U.S. Nuance will build upon Transcend’s market leadership among this group of hospitals, expanding its customer base through the delivery of voice-enabled and Clinical Language Understanding-powered (CLU) solutions that help healthcare organizations of all sizes achieve Meaningful Use and accelerate the transition to ICD-10.

The combined company’s offering will aid healthcare organizations’ chief financial officers to lower costs associated with the administration and management of traditional clinical documentation and medical transcription processes, allowing them to prioritize core business activities, financial goals and patient care initiatives.

The company will provide guidance on the financial impact of the acquisition in conjunction with its second quarter 2012 earnings release on May 10th.

Transcend Services, Inc.

Transcend Services, Inc. (NASDAQ: TRCR) provides premium quality transcription and clinical documentation services to the healthcare industry. Its services encompass a wide range of solutions - people, products and processes - designed to turn medical dictation into meaningful electronic documents. Transcend provides its clients with exceptional quality, turnaround time and service so that they can focus on what matters most – their patients. For more information, visit www.transcendservices.com.

Nuance Healthcare

Nuance Healthcare, a division of Nuance Communications, is the market leader in providing clinical understanding solutions that accurately capture and transform the patient story into meaningful, actionable information. Thousands of hospitals, providers and payers worldwide trust Nuance voice-enabled clinical documentation and analytics solutions to facilitate smarter, more efficient decisions across the healthcare enterprise. These solutions are proven to increase clinician satisfaction and HIT adoption, supporting organizations to achieve Meaningful Use of EHR systems and transform to the accountable care model. Recognized as “Best-in-KLAS” 2004-2011 for Speech Recognition we invite you to learn more, http://www.nuance.com/for-healthcare/index.htm.

Nuance Communications, Inc.

Nuance Communications, Inc. (NASDAQ: NUAN) is a leading provider of voice and language solutions for businesses and consumers around the world. Its technologies, applications and services make the user experience more compelling by transforming the way people interact with devices and systems. Every day, millions of users and thousands of businesses experience Nuance’s proven applications. For more information, please visit www.nuance.com.

CONTACT INFORMATION:

Nuance Communications, Inc.

Media Relations: Holly Spring – holly.spring@nuance.com, (781) 565-4893

Investor Relations: Kevin Faulkner – kevin.faulkner@nuance.com, (781) 565-5000

Safe Harbor and Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” or “estimates” or similar expressions) should be considered to be forward-looking statements, including, but not limited to, statements regarding the anticipated benefits of the Transcend acquisition, the combined company’s product offerings and the expansion of Transcend’s customer base. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, and actual outcomes and results could differ materially from current expectations. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability of Nuance to successfully integrate operations and employees of the acquired business; the ability to realize anticipated synergies from the acquired business; and the other factors described in Nuance’s annual report on Form 10-K for the fiscal year ended September 30, 2011 and quarterly report on Form 10-Q for the quarter ended December 31, 2011 filed with the Securities and Exchange Commission. Nuance disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.